UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2025

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 E. Pima Center Parkway, Suite 250

Scottsdale, Arizona 85258

(Address of Principal Executive Offices) (Zip Code)

(480) 305-8910

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01. Other Events.

Nasdaq Compliance Letter

On May 31, 2025, TPI Composites, Inc. (the “Company”) received a letter from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) (the “Nasdaq Minimum Bid Price Requirement”) for continued inclusion on The Nasdaq Global Select Market. As previously disclosed in the Company’s Current Report on Form 8-K filed on May 8, 2025, the Company received a written notice from Nasdaq on May 2, 2025, notifying the Company that it was not in compliance with the Nasdaq Minimum Bid Price Requirement because its common stock (the “Common Stock”) had failed to meet the $1.00 per share minimum bid price requirement for continued inclusion on The Nasdaq Global Select Market. To regain compliance with the Nasdaq Minimum Bid Price Requirement, the Common Stock was required to maintain a closing bid price of $1.00 per share or more for at least 10 consecutive business days.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: June 3, 2025	By:	/s/ William E. Siwek
William E. Siwek
President and Chief Executive Officer